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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported):
                                  April 1, 2001

                            THE ACKERLEY GROUP, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)


            1-10321                                 91-1043807
    ----------------------                -------------------------------
   (Commission File Number)               IRS Employer Identification No.


                          1301 Fifth Avenue, Suite 4000
                            Seattle, Washington 98101
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (206) 624-2888




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        As of April 1, 2001, The Ackerley Group, Inc. (the "Company"), through its subsidiaries, sold substantially all of the assets related to its sports & entertainment operations, including its Seattle SuperSonics NBA franchise, its interests in the WNBA Seattle Storm and substantially all of the assets related to its Full House Sports & Entertainment operations, for $200.0 million plus the assumption of certain liabilities. The team was purchased by The Basketball Club of Seattle, LLC, a private investment group, pursuant to an Asset Purchase Agreement, dated January 11, 2001, as amended. The Company received net proceeds of $192.5 million from the sale and applied $192.0 million to repay its outstanding debt under its Credit Agreement with senior bank lenders. Management estimates that the pre-tax gain on this transaction will be between $150 and $160 million.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


        (a)    Financial statements.


                 Not applicable.


        (b)    Pro forma financial information.


             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


        The following unaudited pro forma condensed consolidated financial information of the Company consists of an unaudited pro forma condensed consolidated balance sheet as of December 31, 2000, and an unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2000, and related notes (collectively, the "Pro Forma Condensed Consolidated Financial Statements"). The Pro Forma Condensed Consolidated Financial Statements are provided for informational purposes only and assume the sale of substantially all of the assets of the Company's Sports & Entertainment operations, as described above. The pro forma condensed consolidated balance sheet has been prepared assuming the transaction occurred on December 31, 2000, and the pro forma condensed consolidated statement of income has been prepared assuming the transaction occurred on January 1, 2000. The Pro Forma Condensed Consolidated Financial Statements do not purport to reflect the financial condition or results of operations that would have existed or occurred had such transaction taken place on the dates indicated, nor do they purport to reflect the financial condition or results of operations that will exist or occur in the future. The pro forma adjustments are based upon available information and certain estimates and assumptions that management believes are reasonable. The Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2000.




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                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2000
                            (UNAUDITED, IN THOUSANDS)

                                     Historical    Historical                          Pro Forma
                                      Ackerley      Sports &       Pro Forma           Ackerley
                                      Group       Entertainment   Adjustments           Group
                                   ------------    -----------    -----------         ----------
             Assets

Current Assets                     $     97,295    $    23,232    $ 25,106    (a),(b)  $  99,169
Property and equipment, net             170,473         20,024          --               150,449
Goodwill, net                           210,961            463          --               210,498
Other intangibles, net                  142,171            753          --               141,418
Investment in affiliates                 19,896             --          --                19,896
Other assets                             26,511          7,226       1,740     (a)        21,025
                                   ------------    -----------    --------             ---------

         Total assets              $    667,307    $    51,698    $ 26,846             $ 642,455
                                   ============    ===========    ========             =========

Liabilities and Stockholders'
Equity

Current Liabilities                $     82,187    $    31,869    $   1,659    (a),(b) $  51,977
Long-term debt, net of current
portion                                 385,439          2,704     (170,900)   (a),(b)   211,835
Other long-term liabilities              23,701          2,139        2,139    (a)        23,701
Stockholders' equity                    175,980         14,986      193,948    (a)       354,942
                                   ------------    -----------    ---------            ---------
         Total liabilities and
          stockholders' equity     $    667,307    $    51,698    $  26,846            $ 642,455
                                   ============    ===========    =========            =========






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              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 2000
               (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                     Historical    Historical                          Pro Forma
                                      Ackerley      Sports &       Pro Forma           Ackerley
                                      Group       Entertainment   Adjustments           Group
                                   ------------    -----------    -----------         ----------

Net Revenue                        $    224,564    $      --    $     --          $  224,564

Expenses (other income)
  Operating expenses                    181,644           --          --             181,644
  Restructuring expense                    (178)          --          --                (178)
  Depreciation and amortization          23,713           --          --              23,713
  Depreciation expense                   15,448           --          --              15,448
  Interest expense                       25,795           --     (15,500)   (c)       10,295
  Net gain on dispositions of
  assets                               (277,650)          --          --            (277,650)
  Stock compensation expense                100           --          --                 100
  Equity in losses of affiliates            801           --          --                 801
                                   ------------    ---------    --------          ----------

     Total expenses (other income)      (30,327)          --     (15,500)            (45,827)
                                   -----------     ---------    --------          ----------

Income from continuing
operations  before income taxes         254,891           --       15,500            270,391
    Income tax expense                   96,284           --        5,859   (d)      102,143
                                   ------------    ---------    ---------         ----------

Income from continuing operations  $    158,607    $      --    $   9,641         $  168,248
                                   ============    =========    =========         ==========

Income from continuing
operations per common share       $       4.54    $      --    $    0.27         $     4.81
Income from continuing
operations per common share,
assuming dilution                 $       4.52    $      --    $    0.27         $     4.79








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   NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


        The accompanying Pro Forma Condensed Consolidated Financial Statements consist of the consolidated historical financial statements of the Company, less the historical financial statements of the Company's sports & entertainment operations, adjusted for certain pro forma adjustments, as described below:


        (a) Balance sheet adjustments give effect to the elimination of the historical net assets of the sports & entertainment operations not sold by the Company.


        (b) Reflects cash and repayments of bank borrowings with proceeds from the sale of the sports & entertainment operations.


        (c) Represents the change in interest expense assuming cash proceeds of $200.0 million are applied to the reduction of the Company's bank borrowings and remaining cash proceeds are invested. The impact on interest expense is based on the Company's historical annual interest rate on bank borrowings and the Company's historical annual interest rate earned on the investment of its excess cash.


        (d) Represents income tax expense based on the Company's estimated statutory income tax rate.










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        Exhibits.


            10.1 Asset Purchase Agreement, dated as of January 11, 2001, between The Ackerley Group, Inc. and certain of its subsidiaries, as sellers and The Basketball Club of Seattle, LLC, as buyer. (Incorporated by reference to Exhibit 10.21 to the Company's Annual Report on Form 10-K for the period ended December 31, 2000.)

            10.2 Amendment No. One to Asset Purchase Agreement dated as of March 22, 2001, between The Ackerley Group, Inc. and certain of its subsidiaries, as sellers, and The Basketball Club of Seattle, LLC, as buyer.

            10.3 Amendment No. Two to Asset Purchase Agreement dated as of March 30, 2001 between The Ackerley Group, Inc. and certain subsidiaries, as sellers, and The Basketball Club of Seattle, LLC, as buyer.

            99 Press Release, dated April 2, 2001, issued by The Ackerley Group, Inc. to announce the sale of the Seattle Sonics. (Incorporated by reference to Exhibit 99.1 of the Company's Current Report on Form 8-K, filed January 18, 2001.)



                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: April 16, 2001
                                    THE ACKERLEY GROUP, INC.

                                    By:  /s/ Kevin E. Hylton
                                         ----------------------------------
                                         Kevin E. Hylton
                                         Senior Vice President and Chief
                                            Financial Officer and Assistant
                                            Secretary